UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

(952) 888-8801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 14, 2014, The Toro Company (“Toro”) completed its previously announced acquisition (the “Acquisition”) of substantially all of the assets (excluding accounts receivable) of the BOSS® professional snow and ice management business (the “BOSS Business”) of Northern Star Industries, Inc. (“NSI”) for approximately $227 million, subject to post-closing adjustments set forth in the Asset Purchase Agreement, dated October 27, 2014, among Toro, NSI and each of the shareholders of NSI (the “Purchase Agreement”). The BOSS Business designs, manufactures and sells snowplows, salt and sand spreaders, and related parts and accessories, for light and medium duty trucks, ATVs, UTVs and loaders.

Toro paid the purchase price in cash, except for $30 million which was paid in the form of an unsecured promissory note issued by Toro (the “Note”). Under the terms of the Note, interest will accrue at the rate of 4.0% per year and principal payments of $10 million each, together with accrued interest, will be payable on the first, second and third anniversaries of the closing date of the Acquisition, subject to certain conditions. The Note will serve as the first, but not the exclusive, source to secure NSI’s and its shareholders’ indemnification and other obligations under the Purchase Agreement. Toro funded the cash portion of the purchase price of the Acquisition with cash on hand, borrowings from Toro’s senior unsecured revolving credit facility and a term loan.

The Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K that was filed by Toro with the Securities and Exchange Commission (the “SEC”) on October 27, 2014 and is incorporated herein by reference, and the foregoing description of the Purchase Agreement, are intended to provide information regarding the terms of the Purchase Agreement and are not intended to modify or supplement any factual disclosures about Toro in its reports filed with the SEC. In particular, the Purchase Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Toro or the BOSS Business. Shareholders of Toro are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Toro or the BOSS Business.

Section 7 — Regulation FD

Item 7.01.	Regulation FD Disclosure.

On November 14, 2014, Toro announced the completion of the Acquisition described in Item 2.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

Any pro forma financial information required by Item 9.01(b) of Form 8-K will be furnished by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of October 27, 2014 among The Toro Company, Northern Star Industries, Inc. and its shareholders named therein (incorporated by reference to Exhibit 2.1 to Toro’s Current Report on Form 8-K as filed with the SEC on October 27, 2014)*

99.1	Press Release dated November 14, 2014 issued by The Toro Company (furnished herewith)

*	All exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY (Registrant)

Date: November 14, 2014	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

THE TORO COMPANY

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

2.1	Asset Purchase Agreement dated as of October 27, 2014 among The Toro Company, Northern Star Industries, Inc. and its shareholders named therein*	Incorporated by reference to Exhibit 2.1 to Toro’s Current Report on Form 8-K as filed with the SEC on October 27, 2014

99.1	Press Release dated November 14, 2014 issued by The Toro Company	Furnished herewith

*	All exhibits and schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

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